UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2007 (November 20, 2007)

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 20, 2007, DOV Pharmaceutical, Inc. (“DOV” or the “Company”) and Blue Note Pharmaceuticals, Inc. (“Blue Note”) entered into an agreement (“Agreement”) relating to DOV’s product candidate, DOV diltiazem. Under the Agreement, DOV granted Blue Note the exclusive right to develop and market products incorporating DOV diltiazem for the management of human diseases or conditions including, but not limited to, hypertension, and/or angina. Under the terms of the Agreement, DOV will receive an upfront payment of $500,000 within 25 days and is entitled to additional milestone payments of up to $5.7 million. In addition, DOV is entitled to receive up to double-digit royalties on net product sales.

Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain or even relatively confident. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates. These factors may include our ability, and, as applicable, the ability of Blue Note to:

•	obtain and maintain all necessary patents, licenses and other intellectual property rights;
•	demonstrate the safety and efficacy of DOV diltiazem at each stage of development;
•	meet the development schedule for DOV diltiazem and achieve the milestones that may lead to additional milestone payments;
•	meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;
•	meet or require Blue Note to meet obligations and achieve milestones under the Agreement; and
•	if and when approved for commercialization, produce drug candidates in commercial quantities and compete successfully against other products and companies.

You should also refer to the risks discussed in our filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K for the fiscal year ended December 31, 2006 that was filed on March 30, 2007 and our quarterly reports on Form 10-Q that were filed on May 15, 2007 and August 8, 2007. We qualify all our forward-looking statements by these cautionary statements. Readers should not place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV PHARMACEUTICAL , INC.

Date: November 26 , 2007	By:	/s/ Barbara Duncan
Barbara Duncan Chief Executive Officer